As filed with the Securities and Exchange Commission on September 10, 2008

Registration No. 333-85468

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DRUGSTORE.COM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	411 108th Avenue N.E. Bellevue, Washington 98004 (425) 372-3200	04-3416255
(State of incorporation )	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

1998 Stock Plan

(Full title of the plan)

Dawn G. Lepore

President, Chief Executive Officer, and Chairman of the Board

drugstore.com, inc.

411 108th Avenue N.E.

Bellevue, Washington 98004

(425) 372-3200

(Name, address, and telephone number of agent for service)

Copy to:

Patrick J. Schultheis, Esq.

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, WA 98104-7036

(206) 882-2500

A portion of the offering contemplated by this Registration is terminated. Pursuant to the undertakings contained in Item 9 of the Registration Statement, the Registrant files this Post-Effective Amendment No. 1 to deregister 7,931,826 shares originally registered by the Registration Statement for issuance pursuant to the 1998 Stock Plan that remained unsold as of the termination of the offering. In connection with the expiration of the 1998 Stock Plan, the Registrant has adopted the 2008 Equity Incentive Plan (the “2008 Plan”) for which it will file a new registration statement on Form S-8. The shares deregistered here will be carried forward to the 2008 Plan, as more fully described on that Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on September 10, 2008.

drugstore.com, inc.

By:	/s/ Dawn G. Lepore
Dawn G. Lepore
President, Chief Executive Officer, and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yukio Morikubo and Robert P. Potter and each one of them, acting individually and without the other, as her or his attorney-in-fact, each with full power of substitution, for her or him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or her or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dawn G. Lepore Dawn G. Lepore	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 10, 2008

/s/ Robert P. Potter Robert P. Potter	Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	September 10, 2008

/s/ Richard W. Bennet III Richard W. Bennet III	Director	September 10, 2008

/s/ Geoffrey R. Entress Geoffrey R. Entress	Director	September 10, 2008

/s/ Jeffrey M. Killeen Jeffrey M. Killeen	Director	September 10, 2008

/s/ William D. Savoy William D. Savoy	Director	September 10, 2008

/s/ Gregory S. Stanger Gregory S. Stanger	Director	September 10, 2008